 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

Femasys Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40492	11-3713499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3950 Johns Creek Court, Suite 100 Suwanee, Georgia	30024
(Address of principal executive offices)	(Zip Code)

(770) 500-3910
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FEMY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01	Regulation FD Disclosure

On February 28, 2024, Femasys Inc. (the “Company”) posted on its website an updated slide presentation, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. Representatives of the Company will use the presentation in various meetings with investors, analysts and other parties from time to time.

The information furnished in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

The Company expressly disclaims any obligation to update or revise any of the information contained in the corporate presentation.

Item 8.01	Other Events

On February 28, 2024, Femasys Inc. (the “Company”) issued a press release announcing FemaSeed FDA clearance brings timely access to a first-line infertility treatment option as an alternative to IVF. A copy of the press release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Femasys Inc. Corporate Presentation dated February 28, 2024
99.2	Press Release of Femasys Inc. dated February 28, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Femasys Inc.

	By:	/s/ Kathy Lee-Sepsick
Names: Kathy Lee-Sepsick
Title: Chief Executive Officer

Date: February 28, 2024